Exhibit 99.7

MERIDIAN WASTE SOLUTIONS, INC.
AND SUBSIDIARIES

UNAUDITED
PRO FORMA COMBINED CONSOLIDATED
FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2015
AND
FOR THE YEAR ENDED
DECEMBER 31, 2014

MERIDIAN WASTE SOLUTIONS, INC.
AND SUBSIDIARIES

Page
UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Combined Consolidated Balance Sheets	3

Unaudited Pro Forma Combined Consolidated Statements of Operations	4

Notes to the Unaudited Pro Forma Combined Consolidated Statements	6

MERIDIAN WASTE SOLUTIONS, INC.
AND SUBSIDIARIES

Exhibit 99.3

On December 22, 2015, Meridian Waste Solutions, Inc. and subsidiaries (the “Company”) completed its acquisition of Christian Disposal LLC, and subsidiary (“Christian Purchase Agreement”). Pursuant to the Christian Purchase Agreement, the Company acquired 100% of the membership interests of Christian Disposal in exchange for the following:

(i)	Thirteen million dollars ($13,000,000) and working capital adjustments;

(ii)	One million seven hundred fifty thousand shares (1,750,000) of the Company’s common stock;

(iii)	Convertible promissory note in the amount of one million two hundred fifty thousand dollars ($1,250,000), bearing interest at 8% per annum (the “Seller Note”); and

(iv)
Two million dollars ($2,000,000), payable upon completion of an extension under a certain contract to which Christian Disposal is party, in accordance with, and subject to any applicable reductions set forth in the Purchase Agreement.

Simultaneous with the closing thereof, Christian Disposal LLC, and subsidiary, entered into a Lease Agreement, in which, the Company leased 4551 Commerce Avenue, High Ridge, Missouri, for a five-year term at a monthly rent of $6,500. Additionally, the Company entered into an employment agreement with an executive employee for a term of five years.

Concurrently, the Company completed an asset purchase agreement with WCA Waste Corporation (the “Eagle Purchase Agreement”). The Company acquired all of the assets of Eagle Ridge Landfill, LLC (“ERL”), its rights and properties related to such business of ERL, which includes certain assets and operations of the Eagle Ridge Hauling Business (“ERH”) and certain debts, in exchange for $9,506,500, subject to a working capital adjustment.

The unaudited pro forma combined consolidated balance sheet at September 30, 2015 combines our historical consolidated balance sheets at September 30, 2015 with the financial statements of the businesses acquired at December 22, 2015, and gives effect to the Company’s acquisitions and related financing as if such transactions occurred prior to December 22, 2015.

The unaudited pro forma combined consolidated statements of operations for the nine months ended September 30, 2015 and the fiscal year ended December 31, 2014 combines our historical consolidated statements of operations for the periods then ended with the financial statements of the businesses acquired at December 22, 2015, and gives effect to the Company’s acquisitions and related financing as if such transactions occurred prior to December 22, 2015.

The acquisitions have been accounted for by the acquisition method of accounting. The unaudited pro forma combined consolidated financial information sets forth the preliminary allocation of the purchase price for the acquisitions based upon the estimated fair value of the assets acquired at the date of acquisition using available information. The preliminary purchase price allocation may be adjusted as a result of the finalization of our purchase price allocation procedures.

The unaudited pro forma combined consolidated financial information reflects pro forma adjustments that are based upon available information and certain assumptions that we believe are reasonable. The unaudited pro forma combined financial information does not purport to represent our results of operations or financial position that would have resulted had the acquisitions and related financing transactions which pro forma information has been consummated as of the dates indicated.

Additionally, the unaudited pro forma combined consolidated statements of operations should not be considered indicative of expected future results. Furthermore, no effect has been given in the unaudited pro forma combined statements of operations for synergistic benefits that may be realized through the combination of Christian Disposal LLC and Eagle Ridge Landfill, LLC businesses or the costs that will be incurred in integrating the operations of the businesses.

The unaudited pro forma combined consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements and the notes thereto for Meridian Waste Solutions, Inc. that are included in our Annual Report on Form 10-K for the Year Ended December 31, 2014 filed with the Securities and Exchange Commission (SEC) on April 15, 2015, our Quarterly Report on Form 10-Q for the period ended September 30, 2015 filed with the SEC on November 16, 2015, and the historical financial statements of the acquired businesses, Christian Disposal, LLC, ERL, and ERH, that are filed as Exhibits 99.1 and 99.2 to our Current Report on Form 8-K/A filed on March 29, 2016.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2015

	Historical
	Meridian Waste Solutions (1)	Christian Disposal (3)	Eagle Ridge Landfill (3)	Eagle Ridge Hauling (3)	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash	$568,542	$714,858	$200	$-	$2,687,667	(5)	$3,971,267
Accounts receivable, net allowance	589,201	1,013,355	177,990	115,731	-		1,896,277
Employee advance	11,564	-	-	-	-		11,564
Prepaid expenses	60,866	90,020	12,938	4,182	-		168,005
Other current assets	13,938	-	-	-	-		13,938

Total current assets	1,244,111	1,818,233	191,128	119,913	2,687,667		6,061,052

Property, plant and equipment, at cost net accumulated depreciation	7,410,308	4,045,140	1,769,412	408,099	1,318,757	(6)	14,951,715

Other assets:

Investment in related party affiliate	434,532	-	-	-	-		434,532
Capitalized software	-	-	-	-	-		-
Customer list, net of accumulated amortization	10,038,674	-	-	-	10,170,000	(7)	20,208,674
Goodwill	-	-	-	-	6,481,534	(7)	6,481,534
Landfill Permit	-	-	-	-	3,200,000	(7)	3,200,000
Deposits	8,303	-	-	-	-		8,303
Loan fees, net of accumulated amortization	26,712	-	-	-	1,446,515	(5)	1,473,227
Non-compete, net of accumulated amortization	107,500	-	-	-	56,000	(7)	163,500
Website, net of accumlated amortization	11,600	-	-	-	-		11,600
Total other assets	10,627,321	-	-	-	21,354,049		31,981,370
Total assets	$19,281,740	$5,863,372	$1,960,540	$528,012	$25,360,473		$52,994,137
Liabilities and Member's Equity
Current liabilities:
Accounts payable	$678,965	$744,825	$55,267	$-	$-		$1,479,057
Asset recovery obligation	-	-	346	-	131,843	(7)	132,189
Accrued expenses	307,557	257,797	-	-	-		565,354
Notes payable	322,141	-	-	-	-		322,141
Deferred compensation	1,110,167	-	-	-	-		1,110,167
Deferred revenue	2,017,449	920,943	-	119,321	-		3,057,713
Convertible notes due related parties, includes put premiums	75,000	-	-	-	-		75,000
Operating line of credit and capital expenditure line of credit	-	-	-	-	-		-
Current portion - long term debt	107,050	300,697	-	-	(407,747)		-
Total current liabilities	4,618,329	2,224,262	55,613	119,321	(275,904)		6,741,621
Long term liabilities:
Derivative liability - stock warrants	557,464	-	-	-	1,602,536	(8)	2,160,000
Derivative liability - interest rate swap	-	-	-	-	-		-
Long-term debt, net of current	11,761,392	395,342	-	-	30,620,511	(8)	42,777,245
Total liabilities	16,937,185	2,619,603	55,613	119,321	31,947,143		51,678,866
Shareholders' Equity (Deficit):
Members' equity	-	(827,178)	(414,139)	408,691	832,626		(1)
Preferred Series B stock, par value $.001	71	-	-	-	-		71
Common stock, par value $.025	400,716	-	-	-	73,333	(9)	474,049
Treasury stock, at cost (230,000 shares)	(224,250)	-	-	-	-		(224,250)
Additional paid in capital	22,065,711	-	-	-	4,326,667	(9)	26,392,378
Accumulated deficit	(19,897,693)	4,070,947	2,319,066	-	(11,819,296)		(25,326,976)
Total Shareholders' Equity	2,344,555	3,243,769	1,904,927	408,691	(6,586,671)		1,315,271
Total liabilities and member's equity	$19,281,740	$5,863,372	$1,960,540	$528,012	$25,360,473		$52,994,137

See accompanying notes to the financial statements.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

	Historical
	Meridian Waste Solutions (2)	Christian Disposal (4)	Eagle Ridge Landfill (4)	Eagle Ridge Hauling (4)	Pro Forma Adjustments		Pro Forma Combined

Revenue
Services	$9,733,330	$9,526,773	$1,292,973	$1,039,732	$(169,160	)(10)	$21,423,648
	9,733,330	9,526,773	1,292,973	1,039,732	(169,160)		21,423,648
Total Revenue

Cost of sales and services
Cost of sales and services	5,989,174	5,975,787	662,510	847,338	(169,160	)(10)	13,305,649
Depreciation	1,176,561	784,486	286,177	-	-		2,247,225

Total Cost of Sales and services	7,165,735	6,760,273	948,687	847,338	(169,160)		15,552,874

Gross Profit	2,567,595	2,766,500	344,286	192,394	(0)		5,870,774

Expenses
Bad debt expense	2,738	-	-	-	-		2,738
Compensation and related expense	8,706,809	403,071	149,611	65,137	-		9,324,628
Depreciation and amortization	2,214,390	60,164	2,100	75,110	444,750	(11)	2,796,514
Selling, general and administrative	2,539,620	1,366,780	41,007	57,369	58,500	(12)	4,063,276

Total expenses	13,463,557	1,830,015	192,718	197,616	503,250		16,187,156

Other income (expenses):
Miscellaneous income (loss)	20,635	45,000	-	-	-		65,635
Interest income	-	-	-	-	-		-
Gain on disposal of assets	43,433	-	-	-	-		43,433
Unrealized (loss) on interest rate swap	40,958	-	-	-	-		40,958
Unrealized gain on change in fair value of derivative liablity	346,963	-	-	-	(346,963)		-
Loss on bad loans	-	-	-	-	-		-
Recapitalization expense	-	-	-	-	-		-
Interest expense	(865,994)	(27,225)	-	-	(2,301,815	)(13)	(3,195,034)

Total other income (expenses)	(414,005)	17,775	-	-	(2,648,778)		(3,045,008)

Net income (loss)	$(11,309,967)	$954,260	$151,569	$(5,222)	$(3,152,028)		$(13,361,389)

See accompanying notes to the financial statements.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014

	Historical
	Meridian Waste Solutions (2)	Christian Disposal (4)	Eagle Ridge Landfill (4)	Eagle Ridge Hauling (4)	Pro Forma Adjustments	Pro Forma Combined

Revenue
Software sales	$1,864	$-	$-	$-	$-	$1,864
Services	12,200,212	12,639,143	2,023,142	1,432,378	(224,492)	28,070,383
	12,202,076	12,639,143	2,023,142	1,432,378	(224,492)	28,072,247
Total Revenue

Cost of sales and services
Cost of sales and services	7,622,566	8,168,192	926,311	1,061,187	(224,492)	17,553,801
Depreciation	1,437,041	1,110,239	363,119	-	-	2,910,363

Total Cost of Sales and services	9,059,607	9,278,431	1,289,430	1,061,187	(224,492)	20,464,163

Gross Profit	3,142,469	3,360,711	733,712	371,191	-	7,608,084

Expenses
Bad debt expense	98,381	-	-	-	-	98,381
Compensation and related expense	964,789	536,390	127,827	95,333	-	1,724,339
Depreciation and amortization	1,938,207	79,706	3,128	81,576	593,000	2,695,617
Selling, general and administrative	1,867,163	1,793,129	57,099	88,902	78,000	3,884,293

Total expenses	4,868,540	2,409,225	188,054	265,811	671,000	8,402,631

Other income (expenses):
Miscellaneous income (loss)	4,327	50,464	-	-	-	54,791
Interest income	-	-	-	-	-	-
Gain on disposal of assets	(20,830)	47,668	46,000	5,261	-	78,099
Unrealized (loss) on interest rate swap	(40,958)	-	-	-	-	(40,958)
Unrealized gain on change in fair value of derivative liablity	-	-	-	-	-	-
Loss on bad loans	-	-	-	-	-	-
Recapitalization expense	(70,000)	-	-	-	-	(70,000)
Interest expense	(532,147)	(31,042)	-	-	(3,680,189)	(4,243,378)

Total other income (expenses)	(659,608)	67,090	46,000	5,261	(3,680,189)	(4,221,447)

Net income (loss)	$(2,385,679)	$1,018,576	$591,658	$110,641	$(4,351,189)	$(5,015,993)

See accompanying notes to the financial statements.

MERIDIAN WASTE SOLUTIONS, INC.
AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

1.	Represents the historical unaudited balance sheet as stated in our Quarterly Report on Form 10-Q for the period ended September 30, 2015 filed with the SEC on November 16, 2015

2.
Represents the historical audited consolidated statement of operations for the year ending as of December 31, 2014 and unaudited statement of operations as of September 30, 2015, as stated in our Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the period ended September 30, 2015, filed with the SEC on April 15, 2015 and November 16, 2015, respectively.

3.	Represents the historical unaudited balance sheet as of September 30, 2015 as filed as Exhibits 99.1 and 99.2 to our Current Report on Form 8-K/A filed on March 29, 2016.

4.
Represents the historical audited consolidated statement of operations for the year ending as of December 31, 2014 and unaudited statement of operations as of September 30, 2015 as filed as Exhibits 99.1 and 99.2 to our Current Report on Form 8-K/A filed on March 29, 2016.

5.	Net change in cash is as follows:

Debt incurred under new credit agreement of the acquisitions:
Tranche A Term Loans due 2020	$37,840,000
Warrants	2,160,000
Total	40,000,000

Cash Purchase Price	22,671,595
Acquisition-related transaction costs	2,349,223
Extinguishment of debt	10,845,000
Deferred debt financing charges	1,446,515
Total reductions	37,312,333

Net cash gained related to the acquisition and related financing transaction	$2,687,667

6.	Net change in fixed assets is as follows:

Book value of fixed assets
Christian Disposal	$(4,045,139)
Eagle Ridge Landfill	(1,769,412)
Eagle Ridge Hauling	(408,099)
Total	(6,222,650)

Fair value of fixed assets
Christian Disposal	4,768,642
Eagle Ridge Landfill & Hauling	2,640,575
Asset Retirement Obligation - Permits	132,189
Total	7,541,406

Adjustment	$1,318,756

7.
The following tables set forth the preliminary allocation of the Christian Disposal, LLC and Eagle Ridge Landfill (including ERH) purchase prices to the estimated fair value of the net assets acquired assuming an acquisition date of December 22, 2015, based upon currently available information.  Property and Equipment has been recorded at estimated fair value. A third party valuation specialist assisted us with our determination of the valuation of the intangible assets acquired. The preliminary purchase price allocation will be adjusted as a result of the finalization of our purchase price allocation procedures.

MERIDIAN WASTE SOLUTIONS, INC.
AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

Christian Disposal

Cash and Cash Equivalents	$197,173
Net Working Capital, Net of Cash	(892,928)
Net Property and Equipment	4,373,642
Nonoperating Assets	395,000
Goodwill	4,816,079
Operating Agreements - Transfer Stations (St. Peters) Intangible Asset	670,000
Operating Agreements - Transfer Stations (O'Fallon) Intangible Asset	1,300,000
Non-Competition Agreement Intangible Asset	56,000
Customer Relationships - Hauling Intangible Asset	6,200,000
Fair Value of Net Assets Acquired	$17,114,966

Eagle Ridge

Cash and Cash Equivalents	$470
Net Working Capital, Net of Cash	192,131
Net Property and Equipment	2,640,575
Asset Retirement Obligation - Permits	132,189
Goodwill	1,665,455
Permits - Landfill Intangible Asset	3,200,000
Customer Relationships - Hauling Intangible Asset	2,000,000
Fair Value of Net Assets Acquired	$9,830,820

8.	Total adjusted debt is as follows:

GSS Tranche A Term Loans (net of warrants)	$37,840,000
Warrants	2,160,000
Christian Disposal Additional Purchase Price	1,750,000
Christian Disposal Convertible Seller Note	1,250,000
Equipment Note MWSI	425,149
MRDN Seller Notes	1,475,000
Capital leases	37,096
Total long term debt	$44,937,245

9.	The par value of common stock issued as part of the transactions at December 22, 2015 is as follows:

Stock consideration to seller for purchase of Christian Disposal	$2,000,000
Share price at 12/22/2015	1.50
Par	0.025
Number of Shares	1,333,333
Par Value of share consideration for purchase of Christian Disposal	33,333

Stock consideration to Praesidian for cancellation of warrants	2,400,000
Number of shares to Praesidian for cancellation of warrants	1,600,000
Par value of 1,600,000 shares to Praesidian for cancellation of warrants	40,000

Total par value	73,333

Total additional paid in capital	$4,326,667

10.	Adjustment to eliminate related party sales and costs of sales between Eagle Ridge Landfill and Eagle Ridge Hauling Business.

11.	Adjustment to record amortization expense on intangible assets acquired as referenced in note 7:

MERIDIAN WASTE SOLUTIONS, INC.
AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

		Amortization Expense
	Amortization Period (Years)	Ytd Sep-15	FY14
Permits - Landfill Intangible Asset	40	$60,000	$80,000
Customer Relationships Intangible	20	75,000	100,000
Operating Agreements - Transfer Stations (St. Peters) Intangible Asset	25	20,100	26,800
Operating Agreements - Transfer Stations (O'Fallon) Intangible Asset	20	48,750	65,000
Non-Competition Agreement Intangible Asset	5	8,400	11,200
Customer Relationships - Hauling Intangible Asset	20	232,500	310,000

		$444,750	$593,000

12.
Adjustment to include the monthly rent expense of $6,500 for the leased property at 4551 Commerce Avenue, High Ridge, Missouri, which was agreed to simultaneously at the time of closing of Christian Disposal, LLC.

13.	Adjustment to reflect the interest expense incurred on our borrowings of $40,000,000 term loan, convertible seller note of $1,250,000, and amortization of debt issuance costs and admin fees:

	Ytd Sep-15	FY14
Tranche A Term Loans due 2020 ($40,000,0000 at 9%)	$2,700,000	$3,600,000
Convertible Notes Payable ($1,250,000 at 8%)	129,600	172,800
MRDN Seller note ($1,475,000 at 8%)	88,500	118,000
Equipment loan ($490,000 at 4.75%)	17,456	23,275
Amortization of deferred debt issuance costs and yearly admin fee	259,477	329,303
	$3,195,034	$4,243,378

CHRISTIAN DISPOSAL, LLC
AND SUBSIDIARY

UNAUDITED
CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2015 and 2014

CHRISTIAN DISPOSAL, LLC AND SUBSIDIARY

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Page
CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Consolidated Balance Sheets	1

Unaudited Consolidated Statements of Operations	2

Unaudited Consolidated Statements of Cash Flows	3

Notes to the Unaudited Consolidated Financial Statements	4

CHRISTIAN DISPOSAL, LLC AND SUBSIDIARY

UNAUDITED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

	September 30,	December 31,
	2015	2014
Assets	(UNAUDITED)

Current assets:
Cash	$714,858	$182,784
Accounts receivable, net of allowance of $456,633 and $456,633, respectively	1,013,355	1,153,269
Prepaid expenses	90,020	214,302

Total current assets	1,818,233	1,550,355

Property, plant and equipment
At cost, net of accumulated depreciation of $8,521,348 and $7,666,308, respectively	4,045,139	4,148,282

Other assets:
Deposits	-	20,000

Total other assets	-	20,000

Total assets	$5,863,372	$5,718,637

Liabilities and Member's Equity

Current liabilities:
Accounts payable and accrued expenses	$1,002,622	$246,058
Deferred revenue	920,942	948,826
Current portion of long-term debt	300,697	308,814

Total current liabilities	2,224,261	1,503,698

Long-term debt, net of current portion	395,342	622,126

Total liabilities	2,619,603	2,125,824

Member's equity:
Member's equity	3,243,769	3,592,813

Total liabilities and member's equity	$5,863,372	$5,718,637

See accompanying notes to the financial statements.

CHRISTIAN DISPOSAL, LLC AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

	2015	2014
	(UNAUDITED)	(UNAUDITED)

Revenue	$9,526,773	$9,412,564

Cost of sales and services:
Cost of sales and services	5,975,787	6,220,728
Depreciation	784,486	756,039

Total cost of sales and services	6,760,273	6,976,767

Gross profit	2,766,500	2,435,797

Expenses:
Compensation and related expense	403,071	398,895
Depreciation and amortization	60,164	59,758
Selling, general and administrative	1,366,780	1,258,189

Total expenses	1,830,015	1,716,842

Other income (expenses):
Gain on disposal of assets	-	4,918
Miscellaneous income	45,000	2,339
Interest (expense)	(27,225)	(21,337)

Total other income (expenses)	17,775	(14,080)

Net income	$954,260	$704,875

See accompanying notes to the financial statements.

CHRISTIAN DISPOSAL, LLC AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

	2015	2014
	(UNAUDITED)	(UNAUDITED)

Cash flows from operating activities:
Net income	$954,260	$704,875
Adjustments to reconcile net income to net cash provided
from operating activities:
Depreciation and amortization	844,650	815,797
Gain on disposal of assets	-	(4,918)
Other assets	20,000	30,000
Changes in working capital items:
Accounts receivable	139,914	(139,436)
Prepaid expenses	124,282	(43,295)
Accounts payable and accrued expenses	756,564	124,752
Deferred revenue	(27,883)	(109,133)

Net cash provided from operating activities	2,811,787	1,378,642

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	-	4,919
Acquisition of property, plant and equipment	(741,507)	(721,832)

Net cash used in investing activities	(741,507)	(716,913)

Cash flows from financing activities:
Principal payments on notes payable	(234,901)	(6,360)
Member's contributions	118,792	47,856
Member's distributions	(1,422,097)	(946,963)

Net cash used in financing activities	(1,538,206)	(905,467)

Net change in cash	532,074	(243,738)

Beginning cash - January 1	182,784	633,598

Ending cash - September 30	$714,858	$389,860

Supplemental Disclosures of Cash Flow Information:

Cash paid for income tax	$-	$-

Cash paid for interest	$-	$-

See accompanying notes to the financial statements.

CHRISTIAN DISPOSAL, LLC AND SUBSIDIARY

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 1	-	Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Christian Disposal LLC and its affiliates (the “Company”) provide waste management services, including collection, transfer, recycling and disposal services. The Company’s customers include residential, commercial and municipal customers in the St. Louis area and surrounding counties.

Principles of Consolidation

The unaudited consolidated financial statements consist of the accounts of Christian Disposal LLC., consolidated with the results of FWCD, LLC (“FWCD”). All significant intercompany accounts and transactions have been eliminated in combination.

On January 31, 2013 an Operating Agreement for Hwy 79 became effective between FWCD, as its sole Member and Manager.

Basis of Presentation

The Company follows accounting standards set by the Financial Accounting Standards Board (“FASB”) in ASC 115, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification (“ASC”), as the sole source of authoritative U.S. generally, accepted accounting principles.

Concentration of credit risk

The Company generates accounts receivable in the normal course of business and grants credit to customers and does not require collateral to secure accounts receivable.

Cash

The Company maintains cash accounts, which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At times, cash balances may be in excess of the FDIC insurance limits.

Accounts receivable

Accounts receivable are recorded at management’s estimate of net realizable value. Management evaluates the adequacy of the allowance for doubtful accounts based on historical customer trends, type of customer, such as municipal or commercial, the age of the outstanding receivables and existing economic conditions. Accounts are written off when all collection efforts have been exhausted.

CHRISTIAN DISPOSAL, LLC AND SUBSIDIARY

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 1	-	Nature of Business and Summary of Significant Accounting Policies (Continued)

Property, plant and equipment

Property and equipment is stated at cost. Repairs and maintenance costs are expensed as incurred and additions and improvements that significantly extend the lives of assets are capitalized. Upon disposition, cost and accumulated depreciation are eliminated from the related accounts and any gain or loss is reflected in the statement of operations. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets of three to thirty-nine years.

Deferred revenue

Deferred revenue represents amounts billed to customers in advance of services performed.

Fair value of financial instruments

In accordance with ASC 820, financial instruments, including cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses and deferred revenue are carried at cost, which approximates fair value, due to the short-term nature of these instruments.

The Company has determined the fair value of notes payable through the use of significant other observable inputs. The carrying value of the Company’s notes payable approximates fair value based on current rates offered for debt with similar terms.

There were no triggering events that required fair value measurements of the Company’s nonfinancial assets and liabilities at September 30, 2015 and December 31, 2014.

Long-lived assets

If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed. If this review indicates that the carrying value of the asset will not be recovered, as determined based on projected undiscounted cash flows related to the asset over its remaining life, the carrying value of the asset is reduced to its estimated fair value. There were no impairment charges for the year ended September 30, 2015 or December 31, 2014.

Revenue recognition

The Company recognizes revenue from fees charged for waste collection, transfer, disposal, and recycling services. The fees charged are generally defined in service agreements and vary based on contract-specific terms such as frequency of service and general market factors influencing a municipality’s rates. The fees charged generally include fuel surcharges based on changes in market prices for fuel. Revenue is recognized as services are performed. Certain services are billed prior to performance, such as on a quarterly basis.

CHRISTIAN DISPOSAL, LLC AND SUBSIDIARY

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 1	-	Nature of Business and Summary of Significant Accounting Policies (Continued)

These advance billings are included in deferred revenue and recognized as revenue in the period the service is provided.

Advertising costs

Advertising costs are expensed as incurred and totaled approximately $1,000 for the years ended September 30, 2015 and 2014 respectively.

Income taxes

As a limited liability company, the Company is not subject to U.S. federal, state, or local income taxes. Rather, income taxes related to the Company’s operations are the responsibility of its member. As a single member limited liability company, the Company does not file separate income tax returns, rather all income and expense is reported on the member’s personal income tax return.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets, liabilities, revenues, expenses, and the disclosure of contingent assets and liabilities. Accordingly, actual results could differ from those estimates.

Note 2             -    Property, Plant and Equipment

The principal categories of property, plant and equipment may be summarized as follows:

	September 30, 2015	December 31, 2014
Land	$187,939	$164,173
Building and improvements	1,312,902	1,212,375
Office equipment	294,836	276,491
Vehicles and equipment	10,770,810	10,161,551

Total cost	12,566,487	11,814,590

Less accumulated depreciation	(8,521,348)	(7,666,308)

Undepreciated cost	$4,045,139	$4,148,282

Depreciation expense was approximately $845,000 and $815,000 for the years ended September 30, 2015 and 2014, respectively.

CHRISTIAN DISPOSAL, LLC AND SUBSIDIARY

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 3             -    Notes Payable and Long-Term Debt

Notes payable consisted of the following:

	September 30, 2015	December 31, 2014

Note payable - financing company, secured by equipment, payable in monthly installments of $10,044, including principal and interest at 4.65%, due November 2016	$136,612	$220,607

Note payable - financing company, secured by equipment, payable in monthly installments of $5,836, including principal and interest at 4.29%, due September 2017	133,989	181,346

Note payable - financing company, secured by equipment, payable in monthly installments of $2,899, including principal and interest at 5.75%, due December 2015	-	-

Note payable - individual, secured by equipment, payable in monthly installments of $1,500, non-interest bearing, paid in full in 2014	-	-

Note payable - financing company, secured by equipment, payable in monthly installments of $3,268, including principal and interest at 4.57%, due July 2020	137,661	161,892

Note payable - financing company, secured by equipment, payable in monthly installments of $6,821, including principal and interest at 4.35%, due December 2019	247,646	300,000

Capitalized lease - financing company, secured by equipment, payable in monthly installments of $1,170, including principal and interest at 4.75%, through August 2018	40,131	67,095

Total	696,039	665,893

Less current portion of long-term debt	300,697	308,814

Total debt reflected as long-term	$395,342	$622,126

CHRISTIAN DISPOSAL, LLC AND SUBSIDIARY

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 3	-	Notes Payable and Long-Term Debt (Continued)

Interest expense was approximately $27,000 and $21,000 for the years ended September 30, 2015 and 2014, respectively.

Note 4	-	Concentrations

During the year ended September 30, 2015, one customer accounted for approximately 10% of the Company’s revenues. One customer accounted for approximately 16% of the Company’s accounts receivable balance at September 30, 2015.

During the year ended September 30, 2014, one customer accounted for approximately 10% of the Company’s revenues. One customer accounted for approximately 13% of the Company’s accounts receivable balance at December 31, 2014.

Note 5	-	Risks and Uncertainties

While there are no material pending legal proceedings to which the Company is a party, the Company is involved in various claims, legal actions and regulatory proceedings arising in the ordinary course of business. In the opinion of the Company’s management, the resolution of these matters will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Note 6	-	Subsequent Events

In accordance with ASC 855, the Company has evaluated subsequent events through March 29, 2016, which is the date the financial statements were available to be issued and has determined that the following would be include as subsequent events.

Effective December 22, 2015, the Company was purchased by Meridian Waste Solutions, Inc., for thirteen million dollars (Christian Purchase Agreement).

Pursuant to the Christian Purchase Agreement, and simultaneous with the closing thereof, Christian Disposal, and the Company entered into that certain Employment Agreement with Patrick McLaughlin, pursuant to which Mr. McLaughlin will serve as Area Vice President of Business Development and Marketing for Christian Disposal, for a term of five years (the “Employment Agreement”).

EAGLE RIDGE HAULING BUSINESS
(A BUSINESS OF WCA WASTE CORPORATION)

UNAUDITED
ABBREVIATED CARVE-OUT
FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2015 and 2014

EAGLE RIDGE HAULING BUSINESS
(A BUSINESS OF WCA WASTE CORPORATION)

UNAUDITED
CARVE-OUT ABBREVIATED
FINANCIAL STATEMENTS

Page
ABBREVIATED FINANCIAL STATEMENTS

Unaudited Abbreviated Carve-Out Statements of Net Assets to be Sold	1

Unaudited Abbreviated Carve-Out Statements of Revenue and Direct Operating Expenses	2

Notes to the Unaudited Abbreviated Carve-Out Financial Statements	3

EAGLE RIDGE HAULING BUSINESS
(A BUSINESS OF WCA WASTE CORPORATION)
ABBREVIATED
UNAUDITED CARVE-OUT STATEMENTS OF NET ASSETS TO BE SOLD
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

	September 30,
	2015	December 31,
Assets	(UNAUDITED)	2014

Current assets:
Accounts receivable, net allowance of $755 and $3,460, respectively	$115,731	$127,751
Prepaid expenses	4,182	1,407

Total current assets	119,913	129,158

Property, plant and equipment:
At cost, net accumulated depreciation of $354,777 and $567,160 respectively	408,099	458,712

Total assets	$528,012	$587,870

Liabilities

Deferred revenue	$119,321	$120,944

Total liabilities	119,321	120,944

Net assets to be sold	$408,691	$466,926

See accompanying notes to the financial statements.

EAGLE RIDGE HAULING BUSINESS
(A BUSINESS OF WCA WASTE CORPORATION)
ABBREVIATED
UNAUDITED CARVE-OUT STATEMENTS OF REVENUE AND DIRECT OPERATING EXPENSES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

	2015	2014
	(UNAUDITED)	(UNAUDITED)

Revenue	$1,039,732	$1,065,783

Cost of sales and services	847,338	783,536

Gross profit	192,394	282,247

Direct Operating Expenses
Compensation and related expense	65,137	78,683
Depreciation and amortization	75,110	59,958
Selling, general and administrative	57,369	69,094
Gain on disposal of assets	-	(5,261)

Total direct operating expenses	197,616	202,474

Revenue in excess of direct operating expenses/
Direct operating (expenses) in excess of revenue	$(5,222)	$79,773

See accompanying notes to the financial statements.

EAGLE RIDGE HAULING BUSINESS
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE UNAUDITED ABBREVIATED CARVE-OUT FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 1	-	Nature of Business and Summary of Significant Accounting Policies

Nature of Business

WCA Waste Corporation (WCA) entered into an Asset Purchase Agreement (the Agreement) with Meridian Waste Solutions, Inc. (the Buyer), which provides for the sale of certain assets of WCA, pertaining to the Eagle Ridge Hauling Business (ERH). The sale closed on December 22, 2015. The accompanying statements present the net assets to be sold as of September 30, 2015 and December 31, 2014 and revenue, cost of sales/services, compensation and related expenses, depreciation and amortization, selling, general and administrative and the gain/loss on disposal of assets for the fiscal years ended September 30, 2015 and 2014 for the ERH.

The ERH is primarily performed in connection with the Eagle Ridge Landfill, LLC which was also included in the agreement between WCA and the Buyer.

The accompanying statements of net assets to be sold and the statements of revenue and direct operating expenses of the ERH were prepared for the purpose of assisting the Buyer in complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the ERH’s assets, liabilities, equity, revenues, expenses, and cash flows.

Basis of Presentation

The Company follows accounting standards set by the Financial Accounting Standards Board (“FASB”) in ASC 115, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification (“ASC”), as the sole source of authoritative U.S. generally, accepted accounting principles.

The abbreviated statements of net assets to be sold and the abbreviated statements of revenues and direct operating expenses of the ERH were derived from WCA’s historical accounting records, which are maintained in accordance with accounting principles generally accepted in the United States (“US GAAP”). The statements of revenues and direct operating expenses are not intended to be a complete presentation of the result of operations as if the ERH had operated as a stand-alone entity during the periods presented and are not necessarily indicative of the results of operations that would have been achieved if the ERH had operated as a separate, stand-alone entity as of or for the periods presented nor are they necessarily indicative of the financial condition or results of operations to be expected in the future due to changes in the business and the omission of certain operating expenses as described below. Certain centrally provided services, corporate functions, and other areas which are shared by the ERH are not tracked or monitored in a manner that would enable the development of full financial statements required by Rule 3-05 of Regulation S-X. Such centrally-incurred costs include, but are not limited to general overhead costs, such as costs related to corporate human resources, accounting, legal, and other administrative services; interest income or expense; and income taxes. As such, only costs directly related to the revenue-generating activities of the ERH are included in these abbreviated financial statements.

EAGLE RIDGE HAULING BUSINESS
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE UNAUDITED ABBREVIATED CARVE-OUT FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 1	-	Nature of Business and Summary of Significant Accounting Policies (Continued)

The statements of net assets to be sold include only the assets of WCA’s Eagle Ridge Hauling Business to be acquired by the Buyer pursuant to the Agreement. Certain assets and liabilities of the WCA will not be sold per the terms of the Agreement and, therefore, are not included in the statements of net assets to be sold including, but not limited to, cash, accounts payable and other accrued liabilities.  Deferred revenue is the only liability assumed by the Buyer.

Under WCA’s centralized cash management system, cash requirements of the ERH are provided directly by WCA, and cash generated by the ERH is remitted directly to WCA. Transaction systems (e.g. payroll, employee benefits, and accounts payable) used to record and account for cash disbursements are provided by centralized WCA organizations. WCA also provides centralized sales, order management, billing, credit, and collection functions to the ERH. These functions are operated on a regional basis and are customer focused rather than business or product focused. Transaction systems (e.g. billing, accounts receivable, and cash application) used to account for cash receipts are also provided by centralized WCA organizations outside the defined scope of the ERH. These systems are not designed to track the detail of operating, financing, or investing cash flows necessary to separately disclose these activities related to the ERH. Therefore, it is impractical to present a statement of cash flows, including cash flows from operating, investing and financing activities.

Concentration of credit risk

The Company generates accounts receivable in the normal course of business and grants credit to customers and does not require collateral to secure accounts receivable.

Cash

The Company maintains cash accounts, which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At times, cash balances may be in excess of the FDIC insurance limits.

Accounts receivable

Accounts receivable are recorded at management’s estimate of net realizable value. Management evaluates the adequacy of the allowance for doubtful accounts based on historical customer trends, type of customer, such as municipal or commercial, the age of the outstanding receivables and existing economic conditions. Accounts are written off when all collection efforts have been exhausted.

The Company provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of receivables related to residential customers and commercial project invoices.  The estimated losses are based on managements’ evaluation of outstanding accounts receivable at the end of the accounting period.

At September 30, 2015 and December 31, 2014, ERH had approximately $116,000 and $128,000 of net receivables, respectively.

EAGLE RIDGE HAULING BUSINESS
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE UNAUDITED ABBREVIATED CARVE-OUT FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 1	-	Nature of Business and Summary of Significant Accounting Policies (Continued)

Property, plant and equipment

Property, plant and equipment are stated at cost. Repairs and maintenance costs are expensed as incurred and additions and improvements that significantly extend the lives of assets are capitalized. Upon disposition, cost and accumulated depreciation are eliminated from the related accounts and any gain or loss is reflected in the statement of operations. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets of three to seven years.

Fair value of financial instruments

In accordance with ASC 820, financial instruments, including, accounts receivable and prepaid expenses are carried at cost, which approximates fair value, due to the short-term nature of these instruments.

There were no triggering events that required fair value measurements of the Company’s nonfinancial assets and liabilities at September 30, 2015 and December 31, 2014.

Long-lived assets

If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed. If this review indicates that the carrying value of the asset will not be recovered, as determined based on projected undiscounted cash flows related to the asset over its remaining life, the carrying value of the asset is reduced to its estimated fair value. There were no impairment charges for the nine months ended September 30, 2015 or December 31, 2014.

Revenue recognition

The Company recognizes revenue when there is persuasive evidence of that an arrangement exists, the revenue is fixed or determinable, the products are fully delivered or services have been provided and collection is reasonably assured.  The majority of the Company’s revenues are generated from the fees charged for waste collection, transfer, and disposal and recycling.  The fees charged for services are generally defined in service agreements and vary based on contract-specific terms such as frequency of service, weight, volume and the general market factors influencing a region’s rate.

Cost of sales/services

Cost of services include all employment costs associated with waste collection, transfer and disposal, damage claims, landfill costs, personal property taxes associated with collection vehicles and other direct cost of the collection and disposal process.

Deferred revenue

Deferred revenue represents amounts billed to customers in advance of services performed.

EAGLE RIDGE HAULING BUSINESS
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE UNAUDITED ABBREVIATED CARVE-OUT FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 1	-	Nature of Business and Summary of Significant Accounting Policies (Continued)

Income taxes

As a limited liability company, the Company is not subject to U.S. federal, state, or local income taxes. Rather, income taxes related to the Company’s operations are the responsibility of its member. As a single member limited liability company, the Company does not file separate income tax returns, rather all income and expense is reported on the member’s income tax return.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets, liabilities, revenues, expenses, and the disclosure of contingent assets and liabilities. Accordingly, actual results could differ from those estimates.

Note 2	-	Property, Plant and Equipment

The principal categories of property, plant and equipment may be summarized as follows:

	September 30, 2015	December 31, 2014
	UNAUDITED
Vehicles and equipment	$694,462	$868,555
Containers	51,982	145,525
Furniture and fixtures	16,432	11,792

Total cost	762,876	1,025,872

Less accumulated depreciation	(354,777)	(567,160)

Undepreciated cost	$408,099	$458,712

Depreciation expense was approximately, $75,000 and $60,000 for the nine months ended September 30, 2015 and 2014, respectively.

EAGLE RIDGE HAULING BUSINESS
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE UNAUDITED ABBREVIATED CARVE-OUT FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 3	-	Related Party Transactions

The Company had expenses to an affiliate, Eagle Ridge Lanfill LLC., which involved the processing and disposal of non-hazardous solid waste. The amounts of expenses to related parties were approximately $169,000 and $268,000 at September 30, 2015 and 2014, respectively.

Note 4	-	Subsequent Events

In accordance with ASC 855, the Company has evaluated subsequent events through March 29, 2016, which is the date the financial statements were available to be issued and has determined that the following would be included as subsequent events.

WCA Waste Corporation (WCA) entered into an Asset Purchase Agreement (the Agreement) with Meridian Waste Solutions, Inc. (the Buyer), which provides for the sale of certain assets of WCA, pertaining to the Eagle Ridge Hauling Business (ERH). The sale closed on September 22, 2015. Meridian Land Company, LLC a wholly-owned subsidiary of Meridian Waste Solutions, Inc., purchased certain assets as of November 13, 2015. Pursuant to which Meridian Land purchased from Eagle Ridge Landfill, LLC (Eagle) a landfill located in Pike County, Missouri and certain of the assets, rights and properties related to such business of Eagle, including certain debts, in exchange for $9,506,500, subject to a working capital adjustment. The Purchase Agreement contains typical representations, warranties and covenants.

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

UNAUDITED
CARVE-OUT

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED
 SEPTEMBER 30, 2015 AND 2014

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

UNAUDITED
CARVE-OUT
FINANCIAL STATEMENTS

Page
FINANCIAL STATEMENTS

Unaudited Carve-Out Balance Sheets	1

Unaudited Carve-Out Statements of Operations	2

Unaudited Carve-Out Statements of Cash Flows	3

Notes to the Unaudited Carve-Out Financial Statements	4

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)
UNAUDITED CARVE-OUT BALANCE SHEETS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

	September 30,	December 31,
	2015	2014
Assets	(UNAUDITED)

Current assets:
Cash	$200	$200
Accounts receivable, net of allowance of $0 and $239, respectively	177,990	351,377
Prepaid expenses	12,938	6,283

Total current assets	191,128	357,860

Property, plant and equipment:
At cost, net of accumulated depreciation of $2,676,328 and $2,584,386, respectively	1,769,412	1,229,636

Total assets	$1,960,540	$1,587,496

Liabilities and Member's Equity

Current liabilities:
Accounts payable and accrued expenses	$55,267	$4,256

Long term liabilities:
Asset recovery obligation	346	328

Total liabilities	55,613	4,584

Member's equity:
Member's equity	1,904,927	1,582,912

Total liabilities and member's equity	$1,960,540	$1,587,496

See accompanying notes to the financial statements.

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)
UNAUDITED CARVE-OUT STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

	2015	2014
	(UNAUDITED)	(UNAUDITED)

Revenue	$1,292,973	$1,363,364

Cost of sales and services
Cost of sales and services	662,510	665,591
Depreciation	286,177	225,907

Total Cost of sales and services	948,687	891,498

Gross profit	344,286	471,866

Expenses
Compensation and related expense	149,611	92,917
Depreciation and amortization	2,100	2,332
Selling, general and administrative	41,007	42,090

Total operating expenses	192,718	137,339

Other income:
Gain on disposal of assets	-	46,000

Total other income	-	46,000

Net income	$151,568	$380,527

See accompanying notes to the financial statements.

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)
UNAUDITED CARVE-OUT STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

	2015	2014
	(UNAUDITED)	(UNAUDITED)

Cash flows from operating activities:
Net income	$151,568	$380,527
Adjustments to reconcile net income to net cash provided from in operating activities:
Depreciation and amortization	288,277	228,239
Gain on disposal of assets	-	(46,000)
Change in asset recovery obligation	18	27
Changes in working capital items:
Accounts receivable	173,387	(33,736)
Prepaid expense	(6,655)	40,546
Accounts payable and accrued expenses	51,011	50,231

Net cash provided from operating activities	657,606	619,834

Cash flows from investing activities:
Proceeds from disposal of property, plant and equipment	-	46,000
Net investment in site development	(765,529)	(242,409)
Acquisition of property, plant and equipment	(62,523)	(422,641)

Net cash used in investing activities	(828,052)	(619,050)

Cash flows from financing activities:
Member's deemed contribution and (deemed distribution)	170,446	(784)

Net cash provided from and (used in) financing activities	170,446	(784)

Net change in cash	-	-

Beginning cash - January 1	200	200

Ending cash - September 30	$200	$200

Supplemental Disclosures of Cash Flow Information:

Cash paid for income tax	$-	$-

Cash paid for interest	$-	$-

See accompanying notes to the financial statements.

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE UNAUDITED CARVE-OUT FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 1 -	Nature of Business and Summary of Significant Accounting Policies (Continued)

Nature of Business

WCA Waste Corporation (WCA) entered into an Asset Purchase Agreement (the Agreement) with Meridian Waste Solutions, Inc. (the Buyer), which provides for the sale of certain assets of WCA, pertaining to the Eagle Ridge Landfill, LLC (herein referred to as “ERL”, the “Company”). The sale closed on December 22, 2015.

The accompanying carve-out financial statements of  ERL were prepared for the purpose of assisting the Buyer in complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of ERL’s assets, liabilities, equity, revenues, expenses, and cash flows.

Eagle Ridge Landfill, LLC (ERL), a subsidiary of WCA Waste Corporation (“WCA”), is a landfill involved in the processing and disposal of non-hazardous solid waste.  The landfill is operated in Bowling Green, MO.

Basis of Presentation

The Company follows accounting standards set by the Financial Accounting Standards Board (“FASB”) in ASC 115, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification (“ASC”), as the sole source of authoritative U.S. generally, accepted accounting principles. The financial statements have been prepared on a carve-out basis from the financial statements and accounting records of WCA using the historical results of operations and historical cost basis of the assets and liabilities that comprise the Company.

Carve-Out Financial Statements

The historical results of operations, financial position, member equity and cash flows of the Company may not be indicative of what they actually would have been had the Company been a separate stand-alone entity, nor are they indicative of what the Company’s results of operations, financial position, member equity and cash flows may be in the future. The carve-out financial statements have been prepared to demonstrate the historical results of operations, financial position, member equity and cash flows of the Company for the indicated years under WCA’s management. Accordingly, the carve-out financial statements do not reflect the presentation and classification of the Company’s operations in the same manner as WCA.

The Company receives services and support from various functions performed by WCA. All costs are generally allocated using specific identification and include corporate administrative expenses, finance, legal, tax, treasury and other corporate services. These allocated costs are recorded in selling, general and administrative expenses to related party in the accompanying carve-out financial statements. All related party transactions which resulted in intercompany balances at year end are noted in the carve-out Balance Statements as deemed contributions or deemed distributions from WCA.

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE UNAUDITED CARVE-OUT FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 1 -	Nature of Business and Summary of Significant Accounting Policies (Continued)

Concentration of credit risk

The Company generates accounts receivable in the normal course of business and grants credit to customers and does not require collateral to secure accounts receivable.

Cash

The Company maintains cash accounts, which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At times, cash balances may be in excess of the FDIC insurance limits.

Accounts receivable

Accounts receivable are recorded at management’s estimate of net realizable value. Management evaluates the adequacy of the allowance for doubtful accounts based on historical customer trends, type of customer, such as municipal or commercial, the age of the outstanding receivables and existing economic conditions. Accounts are written off when all collection efforts have been exhausted.

The Company provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of receivables related to residential customers and commercial project invoices.  The estimated losses are based on managements’ evaluation of outstanding accounts receivable at the end of the accounting period.

At September 30, 2015 and December 31, 2014, ERL had balances of approximately $178,000 and $351,000 of net receivables, respectively.

Property, plant and equipment

Property and equipment is stated at cost. Repairs and maintenance costs are expensed as incurred and additions and improvements that significantly extend the lives of assets are capitalized. Upon disposition, cost and accumulated depreciation are eliminated from the related accounts and any gain or loss is reflected in the statement of operations. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets of three to thirty-nine years.

Fair value of financial instruments

In accordance with ASC 820, financial instruments, including cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses are carried at cost, which approximates fair value, due to the short-term nature of these instruments.

There were no triggering events that required fair value measurements of the Company’s nonfinancial assets and liabilities for the nine months ended September 30, 2015 or for the fiscal year ended December 31, 2014.

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE UNAUDITED CARVE-OUT FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 1 -	Nature of Business and Summary of Significant Accounting Policies (Continued)

Long-lived assets

If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed. If this review indicates that the carrying value of the asset will not be recovered, as determined based on projected undiscounted cash flows related to the asset over its remaining life, the carrying value of the asset is reduced to its estimated fair value. There were no impairment charges for the nine months ended September 30, 2015 or for the fiscal year ended December 31, 2014.

Revenue recognition

The Company recognizes revenue upon the receipt and acceptance of non-hazardous industrial and municipal waste at its landfill.

Cost of sales/services

The Company includes all direct costs associated with the processing and disposal of non-hazardous solid waste.  This includes but is not limited to employment costs, maintenance, supplies, and property taxes.

Advertising costs

Advertising costs are expensed as incurred and totaled approximately $1,000 for the nine months ended September 30, 2015 and 2014, respectively.

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE UNAUDITED CARVE-OUT FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 1 -	Nature of Business and Summary of Significant Accounting Policies (Continued)

Income taxes

As a limited liability company, the Company is not subject to U.S. federal, state, or local income taxes. Rather, income taxes related to the Company’s operations are the responsibility of its member. As a single member limited liability company, the Company does not file separate income tax returns, rather all income and expense is reported on the member’s personal income tax return.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets, liabilities, revenues, expenses, and the disclosure of contingent assets and liabilities. Accordingly, actual results could differ from those estimates.

Note 2 -	Property, Plant and Equipment

The principal categories of property, plant and equipment may be summarized as follows:

	September 30, 2015	December 31, 2014
Vehicles and equipment	$525,150	$661,504
Building and improvements	3,290	3,290
Land and Landfill development costs	3,904,983	3,137,430
Furniture and Fixtures	12,317	11,798

Total cost	4,445,740	3,814,022

Less accumulated depreciation	(2,676,328)	(2,584,386)

Undepreciated cost	$1,769,412	$1,229,636

Depreciation expense was approximately $288,000 and $229,000 for the nine months ended September 30, 2015 and 2014, respectively.

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE UNAUDITED CARVE-OUT FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 3 -	Landfill Accounting

Capitalized landfill costs

Cost Basis of Landfill Assets — We capitalize various costs that we incur to make a landfill ready to accept waste. These costs generally include expenditures for land (including the landfill footprint and required landfill buffer property); permitting; excavation; liner material and installation; landfill leachate collection systems; landfill gas collection systems; environmental monitoring equipment for groundwater and landfill gas; and directly related engineering, capitalized interest, on-site road construction and other capital infrastructure costs. The cost basis of our landfill assets also includes asset retirement costs, which represent estimates of future costs associated with landfill final capping, closure and post-closure activities. These costs are discussed below.

Final capping, closure and post-closure costs — Following is a description of our asset retirement activities and our related accounting:

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Final capping — Involves the installation of flexible membrane liners and geosynthetic clay liners, drainage and compacted soil layers and topsoil over areas of a landfill where total airspace capacity has been consumed. Final capping asset retirement obligations are recorded on a units-of-consumption basis as airspace is consumed related to the specific final capping event with a corresponding increase in the landfill asset. Each final capping event is accounted for as a discrete obligation and recorded as an asset and a liability based on estimates of the discounted cash flows and capacity associated with each final capping event.

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Closure — Includes the construction of the final portion of methane gas collection systems (when required), demobilization and routine maintenance costs. These are costs incurred after the site ceases to accept waste, but before the landfill is certified as closed by the applicable state regulatory agency. These costs are recorded as an asset retirement obligation as airspace is consumed over the life of the landfill with a corresponding increase in the landfill asset. Closure obligations are recorded over the life of the landfill based on estimates of the discounted cash flows associated with performing closure activities.

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Post-closure — Involves the maintenance and monitoring of a landfill site that has been certified closed by the applicable regulatory agency. Generally, we are required to maintain and monitor landfill sites for a 30-year period. These maintenance and monitoring costs are recorded as an asset retirement obligation as airspace is consumed over the life of the landfill with a corresponding increase in the landfill asset. Post-closure obligations are recorded over the life of the landfill based on estimates of the discounted cash flows associated with performing post-closure activities.

We develop our estimates of these obligations using input from our operations personnel, engineers and accountants. Our estimates are based on our interpretation of current requirements and proposed regulatory changes and are intended to approximate fair value. Absent quoted market prices, the estimate of fair value is based on the best available information, including the results of present value techniques. In many cases, we contract with third parties to fulfill our obligations for final capping, closure and post

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE UNAUDITED CARVE-OUT FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 3	-	Landfill Accounting (Continued)

closure. We use historical experience, professional engineering judgment and quoted and actual prices paid for similar work to determine the fair value of these obligations. We are required to recognize these obligations at market prices whether we plan to contract with third parties or perform the work ourselves. In those instances where we perform the work with internal resources, the incremental profit margin realized is recognized as a component of operating income when the work is performed.

Once we have determined the final capping, closure and post-closure costs, we inflate those costs to the expected time of payment and discount those expected future costs back to present value. During the nine months ended September 30, 2015 and the fiscal year ended December 31, 2014; we inflated these costs in current dollars until the expected time of payment using an inflation rate of 2.5%. We discounted these costs to present value using the credit-adjusted, risk-free rate effective at the time an obligation is incurred, consistent with the expected cash flow approach. Any changes in expectations that result in an upward revision to the estimated cash flows are treated as a new liability and discounted at the current rate while downward revisions are discounted at the historical weighted average rate of the recorded obligation. As a result, the credit-adjusted, risk-free discount rate used to calculate the present value of an obligation is specific to each individual asset retirement obligation. The weighted average rate applicable to our long-term asset retirement obligations at September 30, 2015 and December 31, 2014 is approximately 8.50%.

We record the estimated fair value of final capping, closure and post-closure liabilities for our landfills based on the capacity consumed through the current period. The fair value of final capping obligations is developed based on our estimates of the airspace consumed to date for each final capping event and the expected timing of each final capping event. The fair value of closure and post-closure obligations is developed based on our estimates of the airspace consumed to date for the entire landfill and the expected timing of each closure and post-closure activity. Because these obligations are measured at estimated fair value using present value techniques, changes in the estimated cost or timing of future final capping, closure and post-closure activities could result in a material change in these liabilities, related assets and results of operations. We assess the appropriateness of the estimates used to develop our recorded balances annually, or more often if significant facts change.

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE UNAUDITED CARVE-OUT FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 3 -	Landfill Accounting (Continued)

Changes in inflation rates or the estimated costs, timing or extent of future final capping, closure and post-closure activities typically result in both (i) a current adjustment to the recorded liability and landfill asset and (ii) a change in liability and asset amounts to be recorded prospectively over either the remaining capacity of the related discrete final capping event or the remaining permitted and expansion airspace (as defined below) of the landfill. Any changes related to the capitalized and future cost of the landfill assets are then recognized in accordance with our amortization policy, which would generally result in amortization expense being recognized prospectively over the remaining capacity of the final capping event or the remaining permitted and expansion airspace of the landfill, as appropriate. Changes in such estimates associated with airspace that has been fully utilized result in an adjustment to the recorded liability and landfill assets with an immediate corresponding adjustment to landfill airspace amortization expense.

Interest accretion on final capping, closure and post-closure liabilities is recorded using the effective interest method and is recorded as final capping, closure and post-closure expense, which is included in “Operating” expenses within our Statements of Operations.

Amortization of landfill assets — The amortizable basis of a landfill includes (i) amounts previously expended and capitalized; (ii) capitalized landfill final capping, closure and post-closure costs; (iii) projections of future purchase and development costs required to develop the landfill site to its remaining permitted and expansion capacity and (iv) projected asset retirement costs related to landfill final capping, closure and post-closure activities.

Amortization is recorded on a units-of-consumption basis, applying expense as a rate per ton. The rate per ton is calculated by dividing each component of the amortizable basis of a landfill by the number of tons needed to fill the corresponding asset’s airspace.

We apply the following guidelines in determining a landfill’s remaining permitted and expansion airspace:

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Remaining permitted airspace — Our engineers, in consultation with third-party engineering consultants and surveyors, are responsible for determining remaining permitted airspace at our landfills. The remaining permitted airspace is determined by an annual survey, which is used to compare the existing landfill topography to the expected final landfill topography.

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Expansion airspace — We also include currently unpermitted expansion airspace in our estimate of remaining permitted and expansion airspace in certain circumstances. First, to include airspace associated with an expansion effort, we must generally expect the initial expansion permit application to be submitted within one year and the final expansion permit to be received within five years. Second, we must believe that obtaining the expansion permit is likely, considering the following criteria:

o	Personnel are actively working on the expansion of an existing landfill, including efforts to obtain land use and local, state or provincial approvals;
o	We have a legal right to use or obtain land to be included in the expansion plan;

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE UNAUDITED CARVE-OUT FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 3 -	Landfill Accounting (Continued)

o	There are no significant known technical, legal, community, business, or political restrictions or similar issues that could negatively affect the success of such expansion; and
o	Financial analysis has been completed based on conceptual design, and the results demonstrate that the expansion meets Company criteria for investment.

For unpermitted airspace to be initially included in our estimate of remaining permitted and expansion airspace, the expansion effort must meet all of the criteria listed above. These criteria are evaluated by our field-based engineers, accountants, managers and others to identify potential obstacles to obtaining the permits. Once the unpermitted airspace is included, our policy provides that airspace may continue to be included in remaining permitted and expansion airspace even if certain of these criteria are no longer met as long as we continue to believe we will ultimately obtain the permit, based on the facts and circumstances of a specific landfill.

When we include the expansion airspace in our calculations of remaining permitted and expansion airspace, we also include the projected costs for development, as well as the projected asset retirement costs related to final capping, closure and post-closure of the expansion in the amortization basis of the landfill.

Once the remaining permitted and expansion airspace is determined in cubic yards, an airspace utilization factor (“AUF”) is established to calculate the remaining permitted and expansion capacity in tons. The AUF is established using the measured density obtained from previous annual surveys and is then adjusted to account for future settlement. The amount of settlement that is forecasted will take into account several site-specific factors including current and projected mix of waste type, initial and projected waste density, estimated number of years of life remaining, depth of underlying waste, anticipated access to moisture through precipitation or recirculation of landfill leachate, and operating practices. In addition, the initial selection of the AUF is subject to a subsequent multi-level review by our engineering group, and the AUF used is reviewed on a periodic basis and revised as necessary. Our historical experience generally indicates that the impact of settlement at a landfill is greater later in the life of the landfill when the waste placed at the landfill approaches its highest point under the permit requirements.

After determining the costs and remaining permitted and expansion capacity at each of our landfill, we determine the per ton rates that will be expensed as waste is received and deposited at the landfill by dividing the costs by the corresponding number of tons. We calculate per ton amortization rates for the landfill for assets associated with each final capping event, for assets related to closure and post-closure activities and for all other costs capitalized or to be capitalized in the future. These rates per ton are updated annually, or more often, as significant facts change.

It is possible that actual results, including the amount of costs incurred, the timing of final capping, closure and post-closure activities, our airspace utilization or the success of our expansion efforts could ultimately turn out to be significantly different from our estimates and assumptions. To the extent that such estimates, or related assumptions, prove to be significantly different than actual results, lower profitability may be experienced due to higher amortization rates or higher expenses; or higher profitability may result if the opposite occurs. Most significantly, if it is determined that expansion capacity should no longer be considered in calculating the recoverability of a landfill asset, we may be

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE UNAUDITED CARVE-OUT FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 3 -	Landfill Accounting (Continued)

required to recognize an asset impairment or incur significantly higher amortization expense. If at any time management makes the decision to abandon the expansion effort, the capitalized costs related to the expansion effort are expensed immediately.

Note 4 -	Concentrations

During the nine month period ended September 30, 2015, one customer accounted for approximately 30% of the Company’s revenues. Two customers accounted for approximately 65% of the Company’s accounts receivable balance at September 30, 2015.

During the nine months ended September 30, 2014, one customer accounted for approximately 30% of the Company’s revenues. Two customers accounted for approximately 65% of the Company’s accounts receivable balance at December 31, 2014.

Note 5 -	Risks and Uncertainties

While there are no material pending legal proceedings to which the Company is a party, the Company is involved in various claims, legal actions and regulatory proceedings arising in the ordinary course of business. In the opinion of the Company’s management, the resolution of these matters will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Note 6 -	Related Party Transactions

The Company had sales to an affiliate, Eagle Ridge Hauling Business, which involved the processing and disposal of non-hazardous solid waste. The amounts of sales to related parties were approximately $169,000 and $268,000 at September 30, 2015 and 2014, respectively.

Note 7 -	Subsequent Events

In accordance with ASC 855, the Company has evaluated subsequent events through March 29, 2016, which is the date the financial statements were available to be issued and has determined that the following would be include as subsequent events.

Effective December 22, 2015, Meridian Land Company, LLC a wholly-owned subsidiary of Meridian Waste Solutions, Inc., purchased certain assets as of November 13, 2015. Pursuant to which Meridian Land purchased from Eagle Ridge Landfill, LLC (Eagle) a landfill located in Pike County, Missouri and certain of the assets, rights and properties related to such business of Eagle, including certain debts, in exchange for $9,506,500, subject to a working capital adjustment. The Purchase Agreement contains typical representations, warranties and covenants.